UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 13, 2011

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities

On October 13, 2011, LSB Industries, Inc. (the “Company”) issued 18,200 shares of its common stock pursuant to the conversion of $500,000 aggregate principal amount of the Company’s 5.5% Convertible Senior Subordinated Debentures due 2012 (the “Debentures”). In accordance with the terms of the Debentures, the Debentures were convertible into shares of the Company’s common stock at a conversion rate of 36.4 shares of the Company’s common stock per $1,000 principal amount of Debentures (representing a conversion price of $27.47 per share of common stock).

The closing price of the Company’s common stock on October 13, 2011, was $34.90 per share.  The shares of common stock issued upon the conversion described in this report were issued pursuant to an exemption from registration under Section 3(a)(9) and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and may be sold without restriction pursuant to Rule 144 of the Act.  No commissions were paid in connection with the conversion.

Section 8  –  Other Events

  Item 8.01  Other Events.

See Item 3.02 of this report for information regarding the conversion of $500,000 aggregate principal amount of the Company’s Debentures.  As a result of such conversion, no Debentures remain outstanding as of October 13, 2011.  Accordingly, no Debentures were redeemed on the scheduled October 14, 2011, redemption date for the Debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2011

LSB INDUSTRIES, INC.

By: Tony M. Shelby
Tony M. Shelby
Executive Vice President and
Chief Financial Officer